UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Tower Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 30, 2010, K-Sea Operating Partnership L.P. (the “Operating Partnership”), a wholly owned subsidiary of K-Sea Transportation Partners L.P. (the “Partnership”), executed an amendment letter (the “Amendment Letter”) to its Amended and Restated Loan and Security Agreement among the Operating Partnership, as borrower, KeyBank National Association, as administrative agent and collateral trustee, Bank of America, N.A. (successor to LaSalle Bank National Association) and Citibank, N.A., as co-syndication agents, Citizens Bank of Pennsylvania and HSBC Bank USA, National Association, as co-documentation agents, and the lenders party thereto (the “Revolver Lenders”).  The Amendment Letter evidenced an agreement between the Operating Partnership and the Revolver Lenders to negotiate changes in certain financial covenants through August 31, 2010.  In the event the Partnership is not in compliance with its financial covenants, the Amendment Letter would grant a temporary waiver of compliance with the financial covenants through August 31, 2010.

Item 8.01               Other Events.

Also on June 25, 2010, the Operating Partnership executed an amendment letter (the “Term Loan Amendment Letter”) to its Secured Term Loan Credit Facility in the amount of $57.6 million (the “Term Loan Facility”) dated June 4, 2008 between the Operating Partnership and DnB NOR Bank ASA.  The Term Loan Amendment Letter allows the Operating Partnership to negotiate changes in the financial covenants contained within the Term Loan Facility through August 31, 2010 and, in the event the Partnership is not in compliance with such financial covenants, would grant a temporary waiver of compliance with the financial covenants through August 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

		By:	K-SEA GENERAL PARTNER L.P.,
its general partner

			By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date July 8, 2010	By:		/s/ Terrence P. Gill
Terrence P. Gill
Chief Financial Officer